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                                                                    EXHIBIT 23.1


                         CONSENT OF ARTHUR ANDERSEN LLP


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 10, 2000 (except with respect to the matters discussed in Note 9, as to which the date is August 16, 2000) included in the Form S-1 Registration Statement (File No. 333-41028) of EDEN Bioscience Corporation and to all references to our firm included in this registration statement.


/s/  Arthur Andersen LLP

Seattle, Washington
September 25, 2000